Exhibit 10.2

EXMOVERE HOLDINGS, INC.
RESOLUTION BY THE BOARD OF DIRECTORS

APPOINTMENT OF TWO NEW DIRECTORS TO FILL VACANCIES

WHEREAS, upon information and belief Joseph Meuse has resigned his position as a Director of  Exmovere Holdings, Inc. (the “Company”);

WHEREAS, Mr. Meuse has not tendered a resignation letter to the Company directly; however, he has not attended any meetings in 6 months and he has sent an email to his attorney stating that he has resigned and his resignation has left a vacancy on the Board of Directors;

WHEREAS, Delbert Blewett has been removed as a of the Company by written consent of the Shareholders dated April 9, 2010 and his removal has left a vacancy on the Board of Directors;

WHEREAS, Section 8 of Article III of the Company’s Bylaws provides that any vacancy in the Board of Directors by any other cause, shall be filled by an affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board or by a sole remaining Director, at any regular meeting or special meeting of the Board of Directors called for that purpose;

WHEREAS, Delbert Blewett was appointed Secretary of the Company by David Bychkov, President and Chairman of the Board;

WHEREAS, Section 3 of Article IV of the Bylaws of the Company provides that any officer elected by the Board of Directors may be removed, either with or without cause, and a successor elected by the Board at any time, and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer;

NOW THEREFORE, BE IT RESOLVED THAT, Delbert Blewett is no long Secretary of the Company and Joseph Batty is now the Secretary of the Company;

BE IT RESOLVED FURTHER THAT, Joseph Batty and William Douglas Heath are now appointed as members of the Boards of Directors to fill the two vacancies for a term of one (1) year;

BE IT RESOLVED FURTHER THAT, the President and Vice President of the Company are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as such officers deem necessary or advisable, to carry out the purposes of the foregoing resolutions.

It is hereby certified by the undersigned that the foregoing resolutions were duly passed by the Board of Directors of Exmovere Holdings, Inc. on the 9th day of April, 2010 at a special telephone meeting called by the Board of Directors in which a majority of the Board of Directors were present and unanimously voted for the foregoing resolutions in accordance with the Bylaws of the Company and that the said resolutions may be signed in one or more counterparts, each of which when taken together shall constitute one and the same instrument.  The said resolutions have been duly recorded in the minutes of the Board of Directors of the Company and are in full force and effect.

/s/ David Bychkov	April 9, 2010
David Bychkov	Date

/s/ Cheyenne Crow	April 9, 2010
Cheyenne Crow	Date

/s/ Richard Doornick	April 9, 2010
Richard Doornick	Date